Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 140 to Registration Statement No. 002-93601 on Form N–1A of our reports dated September 13, 2019 relating to the financial statements and financial highlights of Fidelity Blue Chip Growth Fund, Fidelity OTC Portfolio, and Fidelity Real Estate Income Fund, our reports dated September 16, 2019 relating to the financial statements and financial highlights of Fidelity Blue Chip Growth K6 Fund and Fidelity OTC K6 Portfolio, and our reports dated September 17, 2019 relating to the financial statements and financial highlights of Fidelity Flex Large Cap Growth Fund, Fidelity Series Blue Chip Growth Fund, Fidelity Series Real Estate Income Fund, and Fidelity Series Small Cap Opportunities Fund, each a fund of Fidelity Securities Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Securities Fund for the year ended July 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 19, 2019